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[Letterhead of Fried, Frank, Harris, Shriver & Jacobson LLP]

Exhibit 5.1
Form of Opinion

Noveon International, Inc.
9911 Brecksville Road
Cleveland, Ohio 44141

  RE:
  Registration Statement on Form S-1 (No. 333-112991)

Ladies and Gentlemen:

        We have acted as special counsel for Noveon International, Inc., a Delaware corporation (the "Company"), in connection with the underwritten initial public offering (the "Offering") by the Company and certain selling stockholders (the "Selling Stockholders") of shares (the "Shares") of common stock, par value $.01 per share, of the Company, including Shares which may be offered and sold upon the exercise of an over-allotment option granted to the underwriters by the Selling Stockholders. The Shares are to be offered to the public pursuant to an underwriting agreement to be entered into among the Company, the Selling Stockholders, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and UBS Securities LLC as representatives of the underwriters (the "Underwriting Agreement"). The opinion set forth below is based on the assumption that (i) at least par value will be paid for the Shares, and (ii) prior to the sale of the Shares pursuant to the Underwriting Agreement, the Company's Amended and Restated Certificate of Incorporation will have become effective substantially in the form filed as Exhibit 3.1 to the Registration Statement, as amended, of the Company on Form S-1 (No. 333-112991) (the "Registration Statement").

        With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials, officers and other representatives of the Company and other persons and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

        In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others and assume compliance on the part of all parties to the Underwriting Agreement with their covenants and agreements contained therein.

        Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion (i) that the Shares registered pursuant to the Registration Statement to be sold by the Selling Stockholders have been duly authorized, validly issued, fully paid and non-assessable and (ii) that the Shares registered pursuant to the Registration Statement to be sold by the Company have been duly authorized and, when and to the extent issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (the "GCLD") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the GCLD and the Delaware Constitution. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein or for any other reason.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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